Exhibit 99.1

ZAZA ENERGY CORPORATION 1301 MCKINNEY STREET SUITE 2850 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY CORPORATION ANNOUNCES NEW PURCHASE AND SALE AGREEMENT FOR ITS REMAINING MOULTON ASSETS

Company terminates purchase and sale agreement with original purchasing party

HOUSTON, TX (July 2, 2013) - ZaZa Energy, LLC, a wholly-owned subsidiary of ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA), today announced that it has entered into a new purchase and sale agreement with an independent third party to sell ~10,300 net acres of the Company’s properties located in Fayette, Gonzalez and Lavaca Counties, Texas, which the Company refers to as its Moulton properties (“Moulton”) in the Eagle Ford. The total cash purchase price for the ~10,300 net acres is ~$28.8 million. As part of the agreement, ZaZa has received a down payment of $1.4 million.  The closing of the sale is expected to occur on or before July 31, 2013 and is subject to normal closing conditions.

In conjunction with today’s announcement, ZaZa also disclosed that it has terminated its purchase and sale agreement with the original purchasing party as this party was unable to fund and close the transaction.

Commenting on today’s announcement, Todd A. Brooks, President and Chief Executive Officer of ZaZa stated, “Given the current landscape, we believe that transacting at this metric was the best and most prudent action for the company at this time.  We remain focused on monetizing select Eagle Ford assets in order to improve our balance sheet and we are currently pursuing other joint ventures in the area.  In the Eaglebine, our joint venture is progressing as planned and we anticipate timely drilling of the first three wells as part of the Agreement.”

About ZaZa Energy Corporation

Headquartered in Houston, Texas ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eaglebine resource plays in Texas. More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “forecasts” and similar references to future periods. These statements include, but are not limited to, statements about the expected timing of the closing of the sale of the Moulton properties, ZaZa’s ability to execute on exploration, production and development plans, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of ZaZa to obtain additional capital, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. While forward-looking statements are based on our assumptions and analyses that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance and financial condition to differ materially from our expectations. See “Risk Factors” in our 2012 Form 10-K and 2013 First Quarter Form 10-Q filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

713-595-1900 (OFFICE)   •   713-595-1919 (FAX)   •   WWW.ZAZAENERGY.COM

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JMR Worldwide

Glenn Wiener, Partner

+1 917-887-8434

gwiener@jmrworldwide.com